UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2024

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301
Bay Harbor Islands, FL 33154
(Address of Principal Executive Offices)

(781) 652-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 of this Current Report on Form 8-K (the “Current Report”), on June 24, 2024, the stockholders of Avenue Therapeutics, Inc. (the “Company” or “Avenue”) voted at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) and approved an amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (the “2015 Plan”) to increase the number of authorized shares issuable thereunder by 5,000,000 shares, which extended the term of the 2015 Plan to June 24, 2034, increased the limit of shares that may be issued upon the exercise of incentive stock options by 5,000,000 shares, and increased the annual share limit for awards granted to non-employee directors to 500,000 (the “2015 Plan Amendment”).

The Company’s Board of Directors previously approved the 2015 Plan Amendment subject to stockholder approval at the 2024 Annual Meeting. The 2015 Plan Amendment became effective at the time of stockholder approval.

A copy of the 2015 Plan Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated by reference in this Item 5.02. The material terms of the 2015 Plan and the 2015 Plan Amendment are described in the Company’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting, filed with the Securities and Exchange Commission on May 6, 2024 (the “2024 Proxy Statement”).

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On June 24, 2024, the Company held its 2024 Annual Meeting at 9:30 a.m. Eastern Time by means of an online virtual meeting platform. Stockholders representing 482,053 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and 250,000 shares of the Company’s Class A Preferred Stock were represented in person or by proxy, representing a majority of the outstanding voting power of the Company, and thereby constituting a quorum.

At the 2024 Annual Meeting, the following three proposals were approved: (i) the election of six directors to hold office until the 2025 annual meeting of stockholders; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; and (iii) the 2015 Plan Amendment. The three proposals are described in detail in Avenue’s 2024 Proxy Statement.

As of the April 30, 2024 record date for the determination of the stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting, 595,524 shares of Common Stock were outstanding and eligible to vote with an aggregate of 595,524 votes and 250,000 shares of the Company’s Class A Preferred Stock were outstanding and eligible to vote with an aggregate of 650,000 votes, as determined in accordance with Article IV, Section 2.1.2 of the Company’s Third Amended and Restated Certificate of Incorporation, as amended.

Proposal 1

The votes with respect to the election of six directors to hold office until the 2025 annual meeting of stockholders were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Jay Kranzler, M.D., Ph.D.	704,444	20,092	157,517
Faith Charles	704,702	19,834	157,517
Neil Herskowitz	704,291	20,245	157,517
Alexandra MacLean, M.D.	705,060	19,476	157,517
Curtis Oltmans	704,494	20,042	157,517
Lindsay A. Rosenwald, M.D.	704,169	20,367	157,517

Proposal 2

The vote on the proposal to ratify the selection of KPMG LLP as Avenue’s independent registered accounting firm for the year ending December 31, 2024 was as follows:

Total Votes For	Total Votes Against	Abstentions
838,846	43,097	110

Proposal 3

The vote on the 2015 Plan Amendment was as follows:

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
676,517	31,837	16,182	157,517

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description
10.1	Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: June 26, 2024	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer